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                                                                     EXHIBIT 3.1

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                             DIAMOND HOME SERVICES, INC.

         The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on May 13, 1993. The name of the corporation under which it was originally incorporated was Diamond Exteriors, Inc. By Certificate of Amendment to Certificate of Incorporation filed April 10, 1996, the corporation's name was changed to Diamond Home Services, Inc.

         This Amended and Restated Certificate of Incorporation not only restates and integrates the original Certificate of Incorporation and all amendments thereto, but also includes amendments adopted by the stockholders of the corporation. As described in Article Fourth herein, in connection with the amendment being made to Article Fourth of the corporation's Certificate of Incorporation hereby, the corporation shall be recapitalized such that: each outstanding share of Class A Voting Common Stock, $1.00 par value, be recapitalized into fifty (50) shares of Common Stock, $.001 par value, and each share of Class B Nonvoting Common Stock, $1.00 par value, be recapitalized into fifty (50) shares of Common Stock, $.001 par value.

         This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware and shall become effective upon filing with the Secretary of State of the State of Delaware.

         FIRST:  The name of the corporation is Diamond Home Services, Inc.

         SECOND: The corporation's registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is 29,000,000 shares, consisting of (i) 25,000,000 shares of common stock, $.001 par value per share ("Common Stock"), and (ii) 4,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock").

         The designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the corporation are as follows:

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A.  COMMON STOCK

         1. VOTING. Except as otherwise provided by law, each share of Common Stock shall entitle the holder thereof to one vote in any matter which is submitted to a vote of stockholders of the corporation.

         2. DIVIDENDS. Subject to the express terms of the Preferred Stock outstanding from time to time, such dividend or distribution as may be determined by the Board of Directors of the corporation may from time to time be declared and paid or made upon the Common Stock out of any source at the time lawfully available for the payment of dividends.

         3. LIQUIDATION. The holders of Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the corporation (voluntary of involuntary) of all assets of the corporation which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock of the preferential amounts, if any, to which they are entitled.

         4. PURCHASES. Subject to any applicable provisions of this Article Fourth, the corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

B.  PREFERRED STOCK

         Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the corporation or any series of any class of Preferred Stock:

         1. the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

         2. whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

         3. the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;


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         4. whether the shares of such class or series shall be subject to redemption by the corporation, and, if so, the times, prices and other conditions of such redemption;

         5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

         6. whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

         7. whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

         8. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

         9. the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

         10. the ranking (be it PARI PASSU, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

         11. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

         The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.


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C.  MISCELLANEOUS

         1. PREEMPTIVE RIGHTS. No holder of any share of any class of stock of the corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the corporation.

         2. ISSUANCE OF STOCK. Shares of capital stock of the corporation may be issued by the corporation from time to time in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law.

         3. UNCLAIMED DIVIDENDS. Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of five years after the close of business on the payment date, shall be and shall be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

D.  RECAPITALIZATION

         Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, on the effective date of this Amended and Restated Certificate of Incorporation the corporation shall be automatically recapitalized as follows: each share of Class A Voting Common Stock, $1.00 par value, outstanding immediately prior to the effective date of this Amended and Restated Certificate of Incorporation, be and hereby is recapitalized into fifty
(50) shares of Common Stock, $.001 par value, and each share of Class B Nonvoting Common Stock, $1.00 par value, outstanding immediately prior to the effective date of this Amended and Restated Certificate of Incorporation be and hereby is recapitalized into fifty (50) shares of Common Stock, $.001 par value. On such effective date, outstanding certificates representing shares of Class A Voting Common Stock and Class B Nonvoting Common Stock shall thereafter automatically be deemed to represent certificates for the number of shares of Common Stock determined as set forth in the preceding sentence; provided, however, that the holders thereof shall be entitled to present such certificates to the corporation for replacement with certificates reflecting such number of shares of Common Stock.

         FIFTH: SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders, for any purpose or purposes (except to the extent otherwise provided by law or this Amended and Restated Certificate of Incorporation), may only be called by the Chairman of the Board, the President or a majority of the Board of Directors then in office.


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         SIXTH:  A.  AMENDMENT OF BY-LAWS.  The Board of Directors of the
corporation is authorized to adopt, amend or repeal the By-laws of the corporation, subject to applicable law and any applicable provisions in any resolution of the Board of Directors.

         B. ELECTION OF DIRECTORS. Elections of Directors need not be by written ballot unless the By-laws of the corporation shall so provide.

         C. MEETINGS OF STOCKHOLDERS. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide.

         D. BOOKS OF CORPORATION. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         EIGHTH: No Director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this Article EIGHTH shall not eliminate or limit the liability of a Director: (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law); or (iv) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would


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accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to the corporation or its stockholders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as amended. For purposes of this Article, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personally liable to the corporation" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification.

         NINTH:  The corporation is to have perpetual existence.

         TENTH: Article Tenth of the corporation's original Certificate of Incorporation is hereby deleted in its entirety and the corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

         ELEVENTH: The corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate to be signed by its duly authorized officers this 17th day of June, 1996.

                                  DIAMOND HOME SERVICES, INC.


                                  By:  /s/ C. Stephen Clegg
                                         ---------------------------------
                                         C. Stephen Clegg, Chairman, Chief
                                         Executive Officer and President
Attest:

/s/ Ann Crowley Patterson
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Ann Crowley Patterson, Secretary


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